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                                  EXHIBIT 10dd

              AMENDMENT NO. 2 TO AND WAIVER OF AMENDED AND RESTATED
                     REVOLVING CREDIT AND SECURITY AGREEMENT


         AMENDMENT NO. 2 AND WAIVER dated as of April 16, 2001, by and among MARLTON TECHNOLOGIES, INC., a New Jersey corporation ("Marlton"), and certain subsidiaries executing this Amendment as Borrowers (together with Marlton, collectively, the "Borrowers") and FIRST UNION NATIONAL BANK, a national banking association, as Bank (the "Bank") and as Agent (the "Agent").

         WHEREAS, the Borrowers, the Agent and the Banks entered into a certain Amended and Restated Revolving Credit and Security Agreement dated as of January 21, 2000 (as amended on the date hereof and hereafter, the "Credit Agreement"); capitalized terms not otherwise defined herein having the meanings set forth in the Credit Agreement; and

         WHEREAS, the parties wish to amend certain provisions of the Credit Agreement;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows, effective on the date first above written.

         1. Facility Amount. The "Background" section of the Credit Agreement shall be amended to reduce the amount of the Facility from $30 million to $25 million and to eliminate any reference to a possible increase in the Facility to $35 million.

         2. Definitions. Section 1.1 shall be amended as follows:

(a)  "Applicable Margin" shall be amended in full as follows:


       "Applicable Margin" means, in accordance with the table and text below:


                                              Applicable Margin:


       If the ratio of Funded                 LIBOR Loans and         Base
       Debt to EBITDA is:                     Letter of Credit Fees:  Rate Loans
       -----------------                      ---------------------   ----------

       higher than 2.50:1 (it being                  2.75%              0.75%
       acknowledged that the maximum
       permitted ratio of Funded Debt to
       EBITDA may never exceed
       the amount permitted under
       Section 6.25)

       2.50:1 or lower, but higher than 2.25:1       2.25%              0.25%

       2.25:1 or lower                               2.00%              0.00%


                  The calculation of the Applicable Margin pursuant to the above tables shall be made quarterly, based upon the Interim Financial Statements or Financial Statements, as applicable, of MTI and its Subsidiaries as at the last day of each such fiscal quarter and for the fiscal period then ended. In the event that the Applicable Margin changes, such change shall become effective for Eurodollar Loans then existing or thereafter made, as of the first day of the fiscal quarter immediately following the date on which such financial statements are delivered to the


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                Agent. In the event that such financial statements are not delivered to the Agent on or before the date required under this Agreement, the Applicable Margin shall be calculated as if the Funded Debt to EBITDA is greater than 2.50:1, effective upon the last day of the fiscal quarter to which such financial statements relate, and until such financial statements are delivered showing that the Borrowers are entitled to a lower rate hereunder.

(b) The definition of "Maturity Date" shall be amended to read in full as follows:

                "Maturity Date" means, unless the Loans are earlier accelerated pursuant to Section 7.2., the date which is the fourth (4th) anniversary of the Closing Date.

(c)  "Revolving Credit Commitment" shall be amended to read in full as follows:

                "Revolving Credit Commitment" means $25,000,000, as such amount may be reduced pursuant to Section 2.1(D) hereof.

                3. Revolving Credit Commitment. Section 2.1 shall be amended to delete Section 2.1(B) and subsection (B) shall be intentionally blank.

                4. Loans, Investment and Contingent Liabilities. Section 6.13(B)(4) shall be deleted.

                5. Restriction on Acquisitions; Mergers; Corporate Structure.
       Section 6.16(A)(iii) and Section 6.16(B) shall be deleted.

                6. Minimum Net Worth. Section 6.24 shall be amended to read in full as follows:

                SECTION 6.24 Minimum Net Worth. MTI will maintain at the end of each fiscal quarter, commencing the fiscal quarter ending June 30, 2001, consolidated Net Worth in an amount not less than $28,000,000 plus 50% of MTI's cumulative consolidated net income for the fiscal year ending December 31, 2001 and each fiscal year thereafter. For purposes of determining the required minimum as aforesaid (a) cumulative consolidated net income shall include consolidated net income for entire fiscal years only and shall be determined by reference to the financial statements delivered under Section 6.1, and (b) a consolidated net loss during any period shall be deemed to be consolidated net income in the amount of zero.

                7. Senior Funded Debt to EBITDA Ratio. Section 6.25 shall be deleted.

                8. Funded Debt to EBITDA Ratio. Sections 6.26 and 6.27 shall be renumbered and shall be referred to as Sections 6.25 and 6.26, respectively, and Section 6.25 shall read in full as follows:

                SECTION 6.25 Funded Debt to EBITDA Ratio. The Borrowers will not permit the ratio of Funded Debt, determined as of the last day of each period of four consecutive fiscal quarters of MTI, to EBITDA for such period, to be greater than: 3.25:1.00 at June 30, 2001 and at September 30, 2001: 3.00:1.00 at December 31, 2001; and 2.75:1.00 thereafter.

                9. Waivers. The Agent and the Banks hereby waive compliance by the Borrowers with Section 6.24 Minimum Net Worth and Section 6.25 (as renumbered above Funded Debt to EBITDA ratio for the fiscal quarters ending December 31, 2000 and March 31, 2001.


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                10. Representations and Covenants. The Borrowers hereby
       represent, warrant and certify that, assuming the effectiveness of Paragraph 9 of this Amendment: (a) all representations and warranties contained in the Credit Agreement, including without limitation the schedules thereto (updated as attached hereto), are true, correct and complete on and as of the date hereof, (b) all covenants and agreements made in the Credit Agreement have been complied with and fulfilled, (c) no Default or Event of Default is in existence on the date hereof, and
       (d) this Amendment has been duly authorized, executed and delivered by each Borrower and is the legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms.

                11. Ratification. Other than as specifically set forth herein, the Borrowers hereby ratify and confirm the Credit Agreement and all instruments and agreements relating thereto, and confirm that (a) all of the foregoing remain in full force and effect, (b) each of the foregoing is enforceable against the Borrowers in accordance with its terms, and (c) Borrowers have no defenses to its obligations or claims relative to the Credit Agreement.

                12. Miscellaneous. Article IX of the Credit Agreement is incorporated herein by reference and shall apply to this Amendment. Execution of this Amendment shall not constitute an agreement by the Agent or any Bank to execute any other amendment, waiver or modification of the Credit Agreement. References to the Credit Agreement in any document relating thereto shall be deemed to include this Amendment. This Amendment may be executed in counterparts.

                13. Effectiveness. This Amendment and Waiver shall be effective when (a) the Agent has received a Ten Thousand Dollar ($10,000) amendment fee and (b) the parties have each received a fully executed copy of this Amendment and Waiver.

                14. Excluded Charges. For the purposes of determining compliance with the covenants set forth in Sections 6.25 and 6.26 (as renumbered above) of the Agreement (but not for the purposes of the definition of "Applicable Margin") for the fiscal quarters ending on December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001 (but not thereafter), EBITDA shall be calculated without taking into account an aggregate of One Million Dollars ($1,000,000) (but no more) of charges recorded in the fiscal quarter ended December 31, 2000.

IN WITNESS WHEREOF, Borrowers, the Agent and the Banks have caused this Amendment to be duly executed and delivered as of the date and year first above written.


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                                    MARLTON TECHNOLOGIES, INC.

                                    By: /s/ Robert B. Ginsburg
                                        ----------------------------------------
                                        Name: Robert B. Ginsburg
                                        Title: Chief Executive Officer


                                    SPARKS EXHIBITS HOLDING CORPORATION

                                    By: /s/ Robert B. Ginsburg
                                        ----------------------------------------
                                        Name: Robert B. Ginsburg


                                    SPARKS EXHIBITS & ENVIRONMENTS CORP.

                                    By: /s/ Robert B. Ginsburg
                                        ----------------------------------------
                                        Name: Robert B. Ginsburg


                                    SPARKS EXHIBITS & ENVIRONMENTS, LTD.

                                    By: /s/ Robert B. Ginsburg
                                        ----------------------------------------
                                        Name: Robert B. Ginsburg


                                    SPARKS EXHIBITS & ENVIRONMENTS, INC.

                                    By: /s/ Robert B. Ginsburg
                                        ----------------------------------------
                                        Name: Robert B. Ginsburg


                                    SPARKS EXHIBITS & ENVIRONMENTS, INCORPORATED

                                    By: /s/ Robert B. Ginsburg
                                        ----------------------------------------
                                        Name: Robert B. Ginsburg


                                    SPARKS SCENIC LTD.

                                    By: /s/ Robert B. Ginsburg
                                        ----------------------------------------
                                        Name: Robert B. Ginsburg


                                    SPARKS PRODUCTIONS LTD.

                                    By: /s/ Robert B. Ginsburg
                                        ----------------------------------------
                                        Name: Robert B. Ginsburg

                                    DMS STORE FIXTURES LLC


                                    By: /s/ Robert B. Ginsburg
                                        ----------------------------------------
                                        Name: Robert B. Ginsburg



                                    FIRST UNION NATIONAL BANK, as Bank and as
                                    Agent

                                    By: /s/ Julie Reed
                                       -----------------------------------------
                                       Name:  Julie Reed
                                       Title: Senior Vice President


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